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                                [EXHIBIT (a)(5)]

                          FORM OF NOTICE OF WITHDRAWAL

                                 [TEKELEC LOGO]

                             OPTION EXCHANGE PROGRAM
                              NOTICE OF WITHDRAWAL

INSTRUCTIONS:

If you previously elected to accept Tekelec's Offer to Exchange, and you would like to change your election with respect to some or all of your options, you must:

(1) COMPLETE THIS FORM, (2) SIGN AT THE BOTTOM, and (3) DELIVER IT TO Tekelec Stock Administration in person, via interoffice mail, fax to (818) 880-0176, or by mail to Tekelec, 26580 West Agoura Road, Calabasas, California 91302, Attn:
Karolyn Flesher, Tekelec Stock Plan Administrator, as soon as possible, but in any event, before 9:00 p.m., Pacific Time, on August 29, 2003. You can return this form by mail or hand delivery to Tekelec Stock Administration at one of the following locations:

Andrea Kainz                                   Alexis McCain                         Joanne Whatley
Corporate Training Administrator               Senior HR Generalist                  HR Representative
5200 Paramount Parkway                         2425 North Central Expressway         3601 E. Plano Parkway, #100
Morrisville, North Carolina 27560              Richardson, Texas 75080               Plano, Texas 75074

            YOU WILL RECEIVE A CONFIRMATION BY EMAIL OF RECEIPT FROM TEKELEC STOCK ADMINISTRATION PROMPTLY AFTER RECEIPT OF YOUR NOTICE OF
                                  WITHDRAWAL.

I previously received a copy of the Offer to Exchange, dated August 1, 2003, and the Election to Participate. I signed and returned the Election to Participate in which I elected to accept Tekelec's offer to exchange option(s). I now wish to change that election or withdraw my participation in the program and reject Tekelec's offer to exchange. By signing this Notice of Withdrawal and delivering it to Tekelec Stock Administration:

[ ] I am withdrawing my acceptance of the offer and rejecting the offer to exchange all of my options.

                                       OR

[ ] I am withdrawing my acceptance of the offer and rejecting the offer to exchange ONLY with respect to the option(s) set forth in the table below. [PLEASE TYPE OR PRINT CLEARLY]

                                      NO. OF SHARES OUTSTANDING
OPTION NO.         GRANT DATE             UNDER SUCH OPTION          EXERCISE PRICE
---------          ----------         -------------------------      --------------

IN ORDER TO REJECT THE OFFER, I MUST SIGN AND DELIVER THIS NOTICE OF WITHDRAWAL TO TEKELEC STOCK ADMINISTRATION BEFORE 9:00 P.M., PACIFIC TIME, ON AUGUST 29, 2003.

By rejecting the offer to exchange option(s), I will not receive any new option(s) under the Option Exchange Program, and I will keep my current option(s). These option(s) will continue to be governed by the Tekelec Amended and Restated 1994 Stock Option Plan and existing option agreements between Tekelec and me. I have completed and signed the following exactly as my name appears on my original Election to Participate.

Signature:_________________________________

Name:______________________________________

Date:______________________________________